UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                         SCHEDULE 13D

          Under the Securities Exchange Act of 1934
                      (Amendment No. 3)*

             RESURGENS COMMUNICATIONS GROUP, INC.
                      (Name of Issuer)

                Common Stock, No Par Value
              (Title of Class of Securities)


                        761269 10 9
                      (CUSIP Number)

   Arnold L. Wadler, Esq., General Counsel (201) 804-7100
             METROMEDIA COMMUNICATIONS CORPORATION
                   One Meadowlands Plaza
                 East Rutherford, NJ  07073
   (Name, Address and Telephone Number of Person
   Authorized to Receive Notices and Communications)

                      February 26, 1993
   (Date of Event which Requires Filing of this Statement)



   If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

   Check the following box if a fee is being paid with the statement [ ]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

   Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

   *The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

   The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                               SCHEDULE 13D

CUSIP No.  761269 10 9


1
NAME OF REPORTING PERSON
S.S. OR I.R.S. IDENTIFICATION No. OF ABOVE PERSON
     Metromedia Communications Corporation


2
CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) [ ]
(b) [ ]


3
SEC USE ONLY



4
SOURCE OF FUNDS*
     WC, AF


5
CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e) [ ]


6
CITIZENSHIP OR PLACE OF ORGANIZATION
     DELAWARE




NUMBER OF
SHARES
BENEFICIALLY OWNED
BY EACH REPORTING
PERSON
WITH

7
SOLE VOTING POWER 3,892,251 (includes (i) currently exercisable warrants (at $16.00) to purchase 1,250,000 shares of Common Stock; (ii) currently exercisable warrants (at $17.40) to purchase 1,250,000 shares of Common Stock; (iii) currently exercisable warrants (at $10.00) to acquire 12,941 shares of Common Stock, and (iv) 1,379,310 shares of Common Stock, issuable upon conversation of a currently exercisable Note.



8
SHARED VOTING POWER




9
SOLE  DISPOSITIVE  POWER   3,892,251  (includes (i)  currently  exercisable
warrants (at $16.00)  to  purchase  1,250,000 shares of  Common  Stock;
(ii) currently exercisable warrants (at $17.40) to purchase 1,250,000 shares of Common Stock; (iii) currently exercisable warrants (at $10.00) to acquire 12,941 shares of Common Stock, and (iv) 1,379,310 shares of Common Stock, issuable upon conversation of a currently exercisable Note.



10
SHARED DISPOSITIVE POWER


11
AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 3,892,251 (includes (i) currently exercisable warrants (at $16.00) to purchase 1,250,000 shares of Common Stock; (ii) currently exercisable warrants (at $17.40) to purchase 1,250,000 shares of Common Stock; (iii) currently exercisable warrants (at $10.00) to acquire 12,941 shares of Common Stock, and (iv) 1,379,310 shares of Common Stock, issuable upon conversation of a currently exercisable Note.


12
CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES* [ ]


13
PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
     38%


14
TYPE OF REPORTING PERSON*
     CO


                   *SEE INSTRUCTIONS BEFORE FILLING OUT!
       INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

                 AMENDMENT No. 3 TO SCHEDULE 13D


        THIS Amendment No. 3 supplements Schedule 13D (the "Schedule 13D") filed on May 22, 1992, as amended by Amendment No. 1 dated October 28, 1992 thereto; as amended by Amendment No. 2 dated January 18, 1993 thereto, by Metromedia Communications Corporation ("MCC"), in the following respects only (capitalized terms used herein shall have the meanings ascribed to such terms in the Schedule 13D):

Item 4.  Purpose of Transaction.

        Item 4 is amended by adding thereto the following paragraph:

   On February 25, 1993, MCC, the Issuer and LDDS Communications, Inc. ("LDDS") entered into a letter of intent (a copy of which is attached hereto as Exhibit O) which provides for the merger of the three companies. The closing of the transaction is subject to the consummation of the merger of MCC and the Issuer and customary closing conditions. The terms of the transaction are set forth in Exhibit O.

Item 6. Contracts, Arrangements, Understandings or
        Relationships with Respect to the Securities of the Issuer.

        Item 6 is hereby amended by adding thereto the following paragraph:

   On February 25, 1993, MCC, the Issuer and LDDS Communications, Inc. ("LDDS") entered into a letter of intent (a copy of which is attached hereto as Exhibit O) which provides for the merger of the three companies. The closing of the transaction is subject to the consummation of the merger of MCC and the Issuer and customary closing conditions. The terms of the transaction are set forth in Exhibit O.

Item 7.  Material to be Filed as Exhibits.

        The following exhibits are annexed hereto:

        Exhibit O -    Letter of Intent

        Exhibit P -    Press Release

                            SIGNATURE


        After reasonable inquiry and to the best of my knowledge and belief, I hereby certify that the information set forth in this statement is true, complete and correct.

Dated:  February 26, 1993

                         Metromedia Communications Corporation



                         By:/s/ Howard Finkelstein
                            -----------------------------
                            Howard Finkelstein, President

                            Exhibit A


              METROMEDIA COMMUNICATIONS CORPORATION


                                 Position with MCC
       Name and                  and/or principal
   Business Address              occupation or employment
-------------------------        ------------------------

John W. Kluge
One Meadowlands Plaza
East Rutherford, NJ  07073       Director and Chairman


Stuart Subotnick
One Meadowlands Plaza
East Rutherford, NJ  07073       Director and Vice Chairman


Howard Finkelstein
One Meadowlands Plaza
East Rutherford, NJ  07073       Director and President


Arnold L. Wadler
One Meadowlands Plaza
East Rutherford, NJ  07073       Senior Vice President and Secretary


Robert A. Maresca
One Meadowlands Plaza
East Rutherford, NJ  07073       Senior Vice President and Treasurer


Seymour Wigod
One Meadowlands Plaza
East Rutherford, NJ  07073       Senior Vice President


Dean Cary
One Meadowlands Plaza
East Rutherford, NJ  07073       Vice President


Mario Catuogno
One Meadowlands Plaza
East Rutherford, NJ  07073       Vice President


Fred Cige
One Meadowlands Plaza
East Rutherford, NJ  07073       Vice President


Ken Ford
One International Centre,
100 N.E. Loop 410
San Antonio, TX  78216           Vice President


David Gassler
One Meadowlands Plaza
East Rutherford, NJ  07073       Vice President


Chrysa Golashesky
One Meadowlands Plaza
East Rutherford, NJ  07073       Vice President


C. Trez Moore
One Meadowlands Plaza
East Rutherford, NJ  07073       Vice President


Kenneth A. Greene
One Meadowlands Plaza
East Rutherford, NJ  07073       Vice President


Dennis Kolb
One Meadowlands Plaza
East Rutherford, NJ  07073       Vice President


Kevin Shaughnessy
One Meadowlands Plaza
East Rutherford, NJ  07073       Vice President


Gerard Benedetto
One Meadowlands Plaza
East Rutherford, NJ  07073       Vice President


Beverly Scoggins
One Meadowlands Plaza
East Rutherford, NJ  07073       Vice President


Carl Shapiro
One Meadowlands Plaza
East Rutherford, NJ  07073       Assistant Vice President


Dennis E. Codlin
One Meadowlands Plaza
East Rutherford, NJ  07073       Assistant Secretary


Richard J. Heitmann
One Meadowlands Plaza
East Rutherford, NJ  07073       Assistant Secretary


Susan M. Klebanoff
One Meadowlands Plaza
East Rutherford, NJ  07073       Assistant Secretary


Michael Cipicchio
One Meadowlands Plaza
East Rutherford, NJ  07073       Controller


Jack Quinn
One Meadowlands Plaza
East Rutherford, NJ  07073       Assistant Controller